SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ZHEJIANG NIUSULE BIOTECH TECHNOLOGY CO., LTD**, did on April 8, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 9, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 9, 2008

Job Number: C20080408-2782
Reference Number: 00001810978-94
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080245515-82	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Ross Miller
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20080245515-82
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/08/2008 3:20 PM
	Entity Number E0228552008-1

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1.	**Name of Corporation:**	Zhejiang Niusule Biotech Technology Co., Ltd
2.	**Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Corporate Office Services Name 2533 North Carson Street Ste 125 — Carson City — NEVADA — 89706 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3.	**Shares:** (number of shares corporation authorized to issue)	Number of shares 100 million Common and 10 million preferred Number of shares with par value: 110,000,000 Par value: $ .001 without par value:
4.	**Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Brent Buscay Name 2533 North Carson Street — Carson City — Nevada — 89706 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5.	**Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: To engage in any lawful activity.
6.	**Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Brent Buscay — [signature] Name — Signature 2533 North Carson Street — Carson City — Nevada — 89706 Street Address — City — State — Zip Code
7.	**Certificate of Acceptance of Appointment of Resident:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — April 8, 2008 Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.